                                                                      EXHIBIT 21




                        COMPUTER TASK GROUP, INCORPORATED



                SUBSIDIARIES OF COMPUTER TASK GROUP, INCORPORATED



     The following is a list of all of the subsidiaries of the Registrant as of December 31, 2002. All financial statements of such subsidiaries are included in the consolidated financial statements of the Registrant, and all of the voting securities of each subsidiary are wholly-owned by the Registrant:

                                                               State/Country
                                                               or Jurisdiction
                                                              of Incorporation
                                                              -----------------
-    Computer Task Group of Delaware, Inc.                    Delaware
-    CTG Services, Inc.                                       New York
-    CTG of Buffalo, Inc.                                     New York
-    Computer Task Group (Holdings) Ltd.                      United Kingdom
-    Computer Task Group of Kansas, Inc. (a subsidiary        Missouri
     of Computer Task Group (Holdings) Ltd.)
-    Computer Task Group of Canada, Inc.                      Canada
-    Computer Task Group International, Inc.                  Delaware
-    Computer Task Group Europe B.V. (a subsidiary            The Netherlands
     of Computer Task Group International, Inc.)
-    Computer Task Group (U.K.) Ltd. (a subsidiary            United Kingdom
     of Computer Task Group Europe B.V.)
-    Computer Task Group Nederland B.V. (a subsidiary         The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group Belgium N.V. (a subsidiary           Belgium
     of Computer Task Group Europe B.V.)
-    Rendeck Macro-4 Software B.V. (a subsidiary              The Netherlands
     of Computer Task Group Europe B.V.)
-    Computer Task Group of Luxembourg S.A. (a subsidiary     Luxembourg
     of Computer Task Group Europe B.V.)
-    Computer Task Group of France S.A. (a subsidiary
     of Computer Task Group Europe B.V.)                      France
-    CTG HealthCare Solutions, Inc.                           Delaware
-    CTG HealthCare Solutions (Kansas), Inc.                  Kansas



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